UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (IRS Employer Identification No.)

101 Crawfords Corner Road
Suite 4116
Holmdel, NJ 07733
(Address of principal executive offices) (Zip Code)

(732) 359-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on June 10, 2024, BIO-key International, Inc. (the “Company”) received notice (the “Notice”) from The Nasdaq Capital Market LLC (the “Nasdaq Capital Market”) that the Company’s stockholders’ equity reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 did not satisfy the Nasdaq Capital Market continued listing requirement set forth in Nasdaq Listing Rule 5550(b)(1) which requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Minimum Stockholders’ Equity Requirement”).

On July 25, 2024, the Company submitted its plan to regain compliance the Minimum Stockholders’ Equity Requirement which it supplemented on August 9, 2024. On August 13, 2024, Nasdaq approved the Company’s plan to regain compliance.

On November 27, 2024, the Company entered into and closed a Securities Purchase Agreement (the “Agreement”) with Fiber Food Systems, Inc., a Delaware corporation (the “Fiber Food”), and Boumarang Inc., a Delaware corporation (“Boumerang”). Under the Agreement, Fiber Food sold 5 million shares of common stock of Boumarang (the “Boumerang Shares”) to the Company in exchange for 595,000 shares (the “Company Shares”) of common stock, $.0001 par value per share, of the Company, which represented 19.0% of Company’s issued and outstanding shares prior to the closing of the transaction.

Based on its due diligence of Boumerang, including review of recent sales of its equity securities, its intellectual property portfolio, management team, and business plan, the Company has valued the Boumerang Shares received in the transaction at $5 million, or $1.00 per share, which has increased the Company’s total stockholders’ equity by $5 million.

As a result of the forgoing transaction, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above the $2.5 million requirement and has regained compliance with the Minimum Stockholders’ Equity Requirement. Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of the Company’s next periodic report, the Company does not evidence compliance, the Company may be subject to delisting. Accordingly, until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s Common Stock on the Nasdaq Capital Market.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is incorporated by reference herein as Exhibit 10.1 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. The words “anticipate,” “believe,” “should,” “estimate,” “will,” “may,” “future,” “plan,” “intend” and “expect” and similar expressions generally identify forward-looking statements. These statements include statements regarding Nasdaq’s determination as to whether the Company has regained compliance with the Minimum Stockholders’ Equity Requirement and statements regarding the value of the Boumerang Shares. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, factors impacting the value of the Boumerang Shares, including its operations and prospects, its ability to execute its business plan, and market conditions, Nasdaq’s determination as to whether the Company has regained compliance with the Minimum Stockholders’ Equity Requirement, as well as numerous other matters of national, regional and global scale impacting the Company, including those set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company and it should be recognized that other factors, including general business and economic conditions, may be significant, presently or in the future. Except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Securities Purchase Agreement dated November 27, 2024, by and among BIO-key International, Inc., Fiber Food Systems, Inc. and Boumarang Inc. (incorporated by refence to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 3, 2024)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: December 3, 2024
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer